UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2009

HEICO Corporation
(Exact name of registrant as specified in its charter)

Florida	1-4604	65-0341002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Taft Street, Hollywood, Florida	33021
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (954) 987-4000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 11, 2009, the Board of Directors of the Company appointed Mitchell I. Quain to serve as a director of the Company. In addition, Mr. Quain was appointed a member of the Finance/Audit Committee. There were no arrangements or understandings pursuant to which Mr. Quain was appointed as a director, and there are no related party transactions between the Company and Mr. Quain reportable under Item 404(a) of Regulation S-K.

Mr. Quain, 58, is a Managing Director of ACI Capital, LLC, a private equity firm, and Chairman of the Board of Directors of MagneTek, Inc. (NYSE: MAG), a manufacturer of digital power and motion control systems. Mr. Quain also serves on the board of directors of Hardinge, Inc. (NASDAQ: HDNG) and Titan International, Inc. (NYSE: TWI) Mr. Quain started his career on Wall Street as a securities analyst covering industrial manufacturing companies at Wertheim & Company, where he was later named Partner. Following Wertheim's acquisition by Schroders PLC, Mr. Quain joined Furman Selz as Executive Vice President and a member of the board of directors. Furman Selz was later acquired by ABN AMRO, where Mr. Quain became Vice Chairman, Investment Banking. Mr. Quain was named by Institutional Investor magazine to their All American research team for 15 years until he retired from "research" in 1995. He left investment banking in 2001 to focus on his private equity and public company board endeavors. He also served as Chairman of the Board of Register.com and as a member of the board of DeCrane Aircraft Holdings, Inc., both of which were then publicly held.

A copy of the Company's press release announcing the appointment of Mr. Quain to the Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits.

99.1     Press Release of the Company, dated December 14, 2009.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEICO Corporation (Registrant)
December 14, 2009 (Date)	/s/ THOMAS S. IRWIN Thomas S. Irwin Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company, dated December 14, 2009.